Exhibit 10.33
                                                                 -------------

                              SEPARATION AGREEMENT


     This Separation Agreement (the "Agreement") is entered into effective as of November 26, 2001 (the "Effective Date"), by and between Synaptic Pharmaceutical Corporation (the "Company"), a Delaware corporation, and Dr. Kathleen P. Mullinix (the "Executive").

     WHEREAS, the Executive was employed by the Company pursuant to an Executive Employment Agreement dated October 1, 1997 that expired pursuant to its terms on October 1, 2001; and

     WHEREAS, the Company wishes to continue to employ the Executive upon the terms and subject to the conditions set forth herein, and the Executive desires to enter into this Agreement and accept such employment, upon such terms and conditions.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto, each intending to be legally bound hereby, agree as follows:

                                   ARTICLE I

                             EMPLOYMENT OF EXECUTIVE


     1.1 Employment. The Executive hereby resigns, effective as of the close of business on November 26, 2001, her position as the Chairman of the Board of the Board of Directors of the Company. Subject to the terms and conditions of this Agreement, the Company agrees to employ the Executive on a full time basis to serve as the President and Chief Executive Officer of the Company and to perform such other duties as may reasonably be assigned to Executive from time to time by the Board of Directors of the Company (the "Board") for the period commencing on the Effective Date and terminating on December 31, 2002, unless earlier terminated as herein provided (the "Term"). The Executive hereby accepts such employment for the Term. Notwithstanding the above, immediately upon the appointment of the Successor (as defined below), the Term shall end and the Executive shall (a) resign as the President and Chief Executive Officer of the Company, (b) resign as an officer of the Company and any subsidiary or affiliate of the Company, (c) resign as a director of the Company and any subsidiary or affiliate of the Company, (d) resign as a fiduciary with respect to the Company, and any subsidiary or affiliate of the Company, including without limitation, as any trustee, fiduciary or administrator of any employee pension, welfare or incentive benefit plan, and (e) resign as an employee of the Company, unless requested by the Board in writing to remain as an at-will employee of the Company for no more than ninety days after the appointment of the Successor.

     1.2 No Conflicting Commitments. During the period of the Executive's full time employment with the Company, the Executive will not undertake any commitments which impair, or which could reasonably be expected to impair, the Executive's performance of her duties as a full time employee of the Company.

     1.3 Assist in Recruiting a Successor to the Executive. The Executive acknowledges that the Company is actively seeking a successor to the Executive as the Chief Executive Officer and President of the Company (the "Successor"). In addition to her other duties and responsibilities hereunder, the Executive shall assist the Board or any committee appointed by the Board in recruiting, and transitioning to, the Successor, in any manner the Board or such committee reasonably requests. The Executive understands and agrees that she shall not be a member of any such committee of the Board formed to recruit the Successor.

     1.4 Resignation Letter. Concurrently herewith, the Executive shall execute and deliver to Baker Botts L.L.P. a letter dated November 26, 2001, pursuant to which she resigns from her position as Chairman of the Board of the Board, and an executed, but undated letter resigning her positions as President and Chief Executive Officer of the Company, as an officer and/or employee of the Company and any subsidiary or affiliate of the Company, as a director of the Company and any subsidiary or affiliate of the Company and as a fiduciary of the Company and any subsidiary or affiliate of the Company, as more fully and completely provided in Section 1.1 above.


                                   ARTICLE II

                                  COMPENSATION


     2.1 For all services to be rendered by the Executive as an employee to the Company during the Term, the Company shall during the Term pay to the Executive the compensation and provide for the Executive the benefits set forth below, for so long as the Executive remains an employee of the Company:

     2.1.1 Base Salary. During the Term, the Company shall pay to the Executive a base salary of (a) $300,000 per annum for the remainder of calendar year 2001, and (b) $325,000 per annum thereafter, payable in substantially equal bi-monthly installments.

     2.1.2 Bonuses. The Executive shall receive a cash bonus for the calendar year ending December 31, 2001 in an amount equal to $150,000. Such cash bonus will be payable to the Executive no later than February 15, 2002.

     2.1.3 Fringe Benefits. During the Term and in addition to Executive's base salary and bonuses, the Company shall provide the Executive and the Executive's dependents medical insurance and such other benefits as are generally made available by the Company to its other full time executive employees, including, to the extent maintained by the Company, health and dental insurance, life insurance, disability insurance and 401(k) savings plan.

     2.1.4 Additional Remuneration. During the Term the Executive shall remain eligible to receive additional bonus payments or to be granted stock options in addition to those to be awarded under Section 2.2.1 below, as determined by the Board in its sole discretion.

     2.2 Stock Options

     2.2.1 Concurrently herewith, the Company will grant the Executive an option to purchase 150,000 shares of the common stock of the Company (the "Option Shares") at an exercise price per share equal to the fair market value of a share of the Company's common stock on the date of grant (the "Option"). Except as otherwise provided herein, the Option shall be granted under, and shall be subject to the terms and conditions of, the Company's 1996 Incentive Share Option Plan (the "Option Plan") and the Incentive Share Option Agreement entered into by the Company and the Executive as of the date of grant (the "Option Agreement"). The Option is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, to the maximum extent permissible. The Option shall vest and become exercisable as to 100% of the underlying Options Shares on December 31, 2002, if the Executive is an employee of the Company on December 31, 2002; provided, however, that, if the Successor is appointed prior to December 31, 2002, and if
(a) the Executive's  employment has not been terminated  under Sections 3.1.1 or
3.1.2 below prior to such appointment, (b) the Executive has not voluntarily terminated her employment under Section 3.1.5 below prior to such appointment or
(c) been terminated by the Company for Cause under Section 3.1.3 below prior to such appointment, 100% of (i) the Option Shares and (ii) all options to purchase capital stock of the Company then held by the Executive shall immediately vest and become exercisable on the date of such appointment. If the Executive's employment is terminated under Sections 3.1.1 or 3.1.2, or by the Company without Cause under Section 3.1.4 below prior to the appointment of the Successor, 50% of the Option Shares shall vest and become exercisable as of the date of such termination. If the Executive's employment is voluntarily terminated by the Executive under Section 3.1.5 below or is terminated by the Company for Cause under Section 3.1.3 below prior to the appointment of the Successor, no portion of the Option Shares shall vest or become exercisable.

     2.2.2 Upon termination of the Executive's employment, the Board may, in its sole discretion, extend and/or to the extent required by applicable law or the Plan, recommend to the Company's stockholders that they vote to extend, the exercise period of any or all of the options to purchase shares of capital stock of the Company granted to the Executive; provided, however, that no extension of the exercise period shall extend beyond 10 years from the date of the said option's grant. In addition, upon termination of the Executive's employment, the Board may, in its sole discretion, extend the post-termination exercise period of all or a portion of the Option, taking into account the nature of the Executive's termination, whether it was an amicable and constructive parting, and the degree to which the Executive has cooperated and assisted in the recruitment of the Successor and complied with her duties, responsiblities and obligations hereunder.

     2.3 Reimbursement of Expenses. During the Term , the Company shall reimburse the Executive for reasonable business expenses incurred in the performance of her duties hereunder.

     2.4 Withholding. Payment of all compensation, bonuses and other amounts under this Agreement, shall be subject to, and net of, any amounts required to be withheld under applicable law or as the Executive has expressly authorized any voluntary withholdings.

     2.5 Legal Fees. If a claim for any payment or benefit under this Agreement is disputed, the Executive shall be reimbursed for all reasonable attorney fees and expenses incurred by the Executive if the Executive prevails in such claim against the Company. In addition, the Executive shall be reimbursed for all reasonable legal fees and related expenses incurred by the Executive in connection with the review and negotiation of this Agreement.


                                  ARTICLE III

                                EARLY TERMINATION


     3.1 Early Termination. The Executive's employment hereunder and the Term shall terminate upon the occurrence of any of the following events:

     3.1.1 The Executive's death or legal incapacity; or The termination of the Executive's employment hereunder by the Board, at its option, to be exercised by written notice to the Executive, upon the Executive's other incapacity or inability (as the Board, in its sole discretion determines) to further perform services as contemplated herein because the Executive's physical or mental health shall have become impaired so as to make it impossible or impractical to perform the duties and responsibilities contemplated hereunder; or

     3.1.3 The termination of the Executive's employment for Cause (as defined below) by the Board, at its option, to be exercised by written notice to the Executive. As used in this Article III, termination by the Company of the Executive's employment for "Cause" shall mean termination upon (i) the willful and continued failure by the Executive to substantially perform the Executive's duties with the Company (other than any such failure resulting from the Executive's incapacity due to physical or mental illness as determined in accordance with Section 3.1.2) after a written demand for substantial performance is delivered to the Executive by the Board, which specifically and in reasonable detail identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties, and if the Executive has not cured such alleged non-performance within fifteen days after receipt of such demand to the satisfaction of the Board, (ii) the Executive's willful failure to fulfil her obligations in a material way pursuant to Article I, (iii) the willful engaging by the Executive in misconduct which is materially injurious to the Company, monetarily or otherwise, or (iv) the Executive's conviction of a felony; or

     3.1.4 The termination of the Executive's employment hereunder by the Board, at its option, without Cause (other than pursuant to Sections 3.1.1 or 3.1.2), to be exercised by delivery of written notice from the Company to the Executive; or

     3.1.5 The termination of the Executive's employment hereunder by the Executive, to be exercised by delivery of 30 days prior written notice from the Executive to the Company.

     3.2 Adjustments  Upon Early  Termination.  Subject to Section 3.3 below and
Section 2.2.1 above, and notwithstanding any other provision in any stock option agreement or restricted stock purchase agreement between the Executive and the Company to the contrary:

     3.2.1 If, during the Term, the Executive's employment with the Company terminates prior to the appointment of the Successor pursuant to Section 3.1.1 or 3.1.2. (a) all payments and benefits provided to Executive under this Agreement shall immediately cease to accrue as of the date of termination of employment and (b) all stock options (other than the Option which is governed by Section 2.2.1 above) and restricted stock in the Company held by the Executive on that date shall become immediately exercisable or vest, as the case may be, on that date, and all stock options (other than the Option) shall continue to be exercisable for 120 days from such date or for such longer period as their terms may provide. In addition, any Option Shares that have already vested on such date will remain exercisable for 120 days from such date or for such longer period as their terms may provide.

     3.2.2 If the Executive's employment with the Company terminates prior to the appointment of the Successor pursuant to Section 3.1.3 or, subject to
Section 3.2.3 (B) below, Section 3.1.5, (a) all payments and benefits provided to the Executive under this Agreement shall immediately cease to accrue as of the date of termination of employment and (b) all further vesting of all stock options and restricted stock in the Company (including the Option) held by the Executive on that date shall immediately cease as of the date of termination of employment and thereafter such stock options, to the extent so vested, shall be exercisable in accordance with the applicable Incentive Stock Option Agreement by and between the Executive and the Company.

     3.2.3 If (A) the Executive's employment with the Company terminates during the Term (1) pursuant to Section 3.1.4 or (2) after the appointment of the Successor for any reason, or (B) the Executive remains employed by the Company through December 31, 2002, the Successor is not appointed by such date and the Term is not extended pursuant to a written agreement between the Company and the
Executive:

     (a) the Company shall, contingent on and subsequent to the receipt and the effectiveness of the release described in Section 7.1 below, pay to the Executive a single lump sum cash payment, within 30 days following the effectiveness of such release, equal to $650,000;

     (b) all benefits provided to the Executive under this Agreement shall immediately cease to accrue as of the date of termination;

     (c) all stock  options  (other than the Option which is governed by Section
2.2.1 above) and restricted stock in the Company held by the Executive on that date shall become immediately exercisable or vest as of the date of termination of employment and thereafter such stock options shall be exercisable in accordance with the applicable Incentive Stock Option Agreement by and between the Executive and the Company; and

     (d) the Company shall, contingent on and subsequent to the receipt and the effectiveness of the release described in Section 7.1 below, reimburse the Executive for COBRA premiums (on a tax grossed up basis) for two years after the date of termination. If that period is longer than the period of the Executive's COBRA coverage, the Company shall reimburse the Executive for any non-COBRA medical insurance premiums which she incurs (on a tax grossed up basis) for the remainder of such period, up to a maximum monthly cost equal to two times the sum of (i) the Executive's monthly COBRA premium, and (ii) the Executive's tax gross-up payment for such monthly COBRA premium; provided, however, that the Company shall not be obligated in any manner to assist the Executive in obtaining any such non-COBRA medical insurance and the Company does not warrant or guarantee that any such insurance will be available to or obtainable by the Executive.

This Section 3.2 is intended to override any inconsistent provisions of any other option or stock purchase agreement entered into prior to the date of execution of this Agreement.

     3.3 Special Rules Regarding Continuation of Benefits. Notwithstanding anything contained in Section 3.2 to the contrary, the Company shall not be required upon the Executive's termination of employment to continue any benefits under any plan, program or arrangement of the Company unless the Executive's continued participation therein is possible under the general terms and provisions of such plan, program or arrangement.

     3.4 No Duty to Mitigate. The Executive shall not be required to mitigate the amount of any payment provided for in Sections 3.2.2 or 3.2.3 by seeking other employment or otherwise, and no payment or benefit provided for in Sections 3.2.2 or 3.2.3 shall be reduced by compensation earned by the Executive as the result of employment by another employer after the date of termination.
..
     3.5 Excise Tax Limitation. Notwithstanding anything to the contrary herein, in no event shall the Company be obligated to provide payments or benefits under this Agreement or otherwise if, and to the extent that, such payments and/or benefits (a) would be nondeductible under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), or (b) would subject the Executive to the 20% excise tax imposed by Section 4999 of the Code. Any determination to be made with respect to this Section 3.5 shall be made in good faith by the Company's regular independent certified public accountants.


                                   ARTICLE IV

                 COVENANTS AGAINST COMPETITION WITH THE COMPANY


     4.1 Non-solicitation of Employees. The Executive agrees that during the term of the Executive's employment with the Company and for a period of two years after the termination of the Executive's employment with the Company for any reason, the Executive shall not directly or indirectly recruit, solicit or otherwise induce or attempt to induce any employees of the Company or any of its subsidiaries to leave the employment of the Company or any of its subsidiaries.

     4.2 Non-competition. The Executive agrees that during the term of the Executive's employment with the Company and for a period of one year after the termination of the Executive's employment with the Company for any reason, the Executive shall not directly or indirectly, except as a passive investor in publicly held companies and except for investments held at the date hereof (which were not made in breach or violation of any agreement with the Company), engage in competition with the Company or any of its subsidiaries, or own or control any interest in, or act as director, officer or employee of, or consultant to, any firm, corporation or institution directly or indirectly engaged in competition with the Company or any of its subsidiaries; provided, however, that such period shall be reduced to six months if the Executive was terminated without Cause (pursuant to Section 3.1.4) by the Company.

                                   ARTICLE V

                            CONFIDENTIAL INFORMATION


     5.1 Maintenance of Confidentiality. The Executive recognizes and acknowledges that, in connection with her employment with the Company, she has had and will continue to have access to valuable trade secrets and confidential information of the Company and its affiliates including, but not limited to, trade secrets, technical information, processes, computer programs, code, algorithms, formulas, methods, ideas, test data, know-how, functional and technical specifications, designs, drawings, passwords, analysis, research, business plans, marketing, sales and pricing strategies, customer lists and all other information which if disclosed to a third party could adversely affect a competitive advantage of the Company (collectively, "Confidential Information") and that such Confidential Information is being made available to the Executive only in connection with the furtherance of her employment with the Company. The Executive agrees that during the Term and thereafter, she shall not disclose any of such Confidential Information to any person or entity, except that disclosure of Confidential Information will be permitted: (i) to the Company, its affiliates and their respective employees or consultants; (ii) if such Confidential Information has previously become available to the public through no fault of the Executive; (iii) if required by any court or governmental agency or body or is otherwise required by law; or (iv) if expressly consented to by the Company in writing.

     5.2 Ownership of Confidential Information. All records, files, memoranda, reports, price lists, customer lists, drawings, plans, sketches and documents and the like (including but not limited to Confidential Information), relating to the business of the Company or any of its subsidiaries or affiliates, which the Executive shall use or prepare or come into contact with in the course of, in connection with, or as a result of employment with the Company or any of its subsidiaries or affiliates, shall remain the Company's or such subsidiary's sole and exclusive property.

                                   ARTICLE VI

                             OWNERSHIP OF INVENTIONS


     6.1 "Invention" Defined. As used in this Agreement, "Invention" means any and all inventions, original works of authorship, developments, concepts, improvements, designs, discoveries, ideas, innovations, trademarks or trade secrets, whether or not patentable or registrable under copyright or similar laws (including but not limited to patent rights, copyrights, trade secret rights, Moral Rights (as defined herein), and all other intellectual and industrial property rights of any sort throughout the world associate thereto ) and with regard to chemistry, enzymology, biotechnology, genetic engineering or recombinant DNA technology, made, conceived, or first actually reduced to practice by the Executive, alone or jointly with others, in the course of, in connection with, or as a result of service as an executive or employee of the Company or any of its subsidiaries or affiliates, including any art, method, process, machine, manufacture, design or composition of matter, or any improvement thereof, or any variety of plant or microorganism.

     6.2 Disclosure of Inventions. Each Invention made, conceived or first actually reduced to practice by Executive, whether alone or jointly with others, during the term of the Executive's employment with the Company or any of its subsidiaries and each Invention made, conceived or first actually reduced to practice by the Executive, whether alone or jointly with others, within one year after the termination of the Executive's employment with the Company or any of its subsidiaries or affiliates which relates in any way to work performed for the Company or any of its subsidiaries or affiliates during the term of the Executive's employment, shall be promptly disclosed in writing to the Board (or such officer of the Company as the Board may designate). Such report shall be sufficiently complete in technical detail and appropriately illustrated by sketch or diagram to convey to one skilled in the art of which the invention pertains, a clear understanding of the nature, purpose, operations, and, to the extent known, the physical, chemical, biological or electrical characteristics of the Invention.

     6.3 Ownership of Inventions. Each Invention, as herein defined, shall be the sole and exclusive property of the Company. The Executive hereby acknowledges that all original works of authorship which are made by the Executive (solely or jointly with others) within the scope of and during the period of the Executive's employment with the Company and which are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act. The Executive hereby understands and agrees that the decision whether or not to commercialize or market any invention developed by the Executive solely or jointly with others is within the Company's sole discretion and for the Company's sole benefit and that no royalty will be due to the Executive as a result of the Company's efforts to commercialize or market any such Invention.

     6.4 Assignment of Title. The Executive agrees to execute an assignment to the Company or its nominee of the Executive's entire right, title and interest in and to any Invention, without compensation beyond that provided in this Agreement. The Executive further agrees, upon the request of the Company and at its expense, that the Executive will execute any other instrument and document necessary or desirable in applying for and obtaining patents in the United States and in any foreign country with respect to any Invention. The Executive further agrees, whether or not the Executive is then an employee of the Company, to cooperate to the extent and in the manner reasonably requested by the Company in the prosecution or defense of any claim involving a patent covering any Invention or any litigation or other claim or proceeding involving any Invention covered by this Agreement, but all expenses thereof shall be paid by the Company. If the Company is unable because of the Executive's mental or physical incapacity or for any other reason to secure the Executive's signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then the Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as the Executive's agent and attorney in fact, to act for and in the Executive's behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by the Executive.

     6.5 Moral Rights. Moral rights shall mean all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as "moral rights," "artist's rights," "droit moral," or the like. To the extent that the Executive retains any Moral Rights in any inventions under applicable law, she hereby ratifies and consents to any action that may be taken with respect to such Moral Rights by or authorized by the Company and agrees not to assert any Moral Rights with respect thereto and/or any and all rights of termination pursuant to Section 203(a) of the United States Copyright Act of 1976. Notwithstanding the foregoing, if such waiver of the Executive's termination rights is deemed ineffective, then she hereby grants an irrevocable, perpetual, royalty-free and exclusive license to the Inventions to the Company after the expiration of the applicable termination period pursuant to Section 203(a) of the United States Copyright Act of 1976. The Executive will confirm any such ratifications, consents and agreements from time to time as requested by the Company.

                                  ARTICLE VII

                                  MISCELLANEOUS


     7.1 General Release. Upon the termination of the Executive's employment for any reason and within five business days after the execution of this Agreement, the Executive shall promptly execute a general release, in each such case and at each such time, in favor of the Company, and in form and content satisfactory to the Company, whereby the Executive, for herself and her respective heirs, dependents, executors, administrators, legal representatives, successors and assigns hereby releases and forever discharges the Company, its subsidiaries, and affiliated entities (the "Affiliates") and the Company's and any of the subsidiaries' or Affiliates' officers, directors, employees, stockholders and/or agents (individually and collectively referred to as the "Company Releasees") from any and all actions, causes of action, suits, claims, damages, liabilities, sums of money and demands, in law or equity, whether known or unknown, which the Executive, ever had, has of the date of such execution and termination, respectively, or thereafter can, shall or may have against the Company Releasees, or any of them, for, upon or by reason of any fact, matter, cause or thing whatsoever, or otherwise arising out of any association between the Executive, the Company and/or the Company Releasees, or any of them, as the case may be; provided, however, that each general release shall not apply to the Company's obligations under this Agreement.

     7.2 Public Announcements. The parties agree that promptly following the date hereof, the Company will issue a press release in the form attached hereto as Exhibit A.

     7.3   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

     7.4 Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective lawful successors and assigns and upon the Executive's heirs and personal representatives.

     7.5 Entire Agreement. This Agreement supersedes any prior contracts, understandings, discussions and agreements, other than outstanding stock option grants existing on the date hereof, relating to employment between the Executive and the Company (including, but not limited to, the Executive Employment Agreement by and between the Executive and the Company dated October 1, 1997 (the "Previous Agreement") and constitutes the entire agreement between the parties with respect to the subject matter hereof. The Previous Agreement has no force or effect. Without limiting the foregoing or any other provision of this Agreement, the Executive acknowledges and agrees that she has been paid in full, and is not and will not be entitled to any further salary, bonus, expense reimbursement or any other payment, benefit or other amount of any kind under the Previous Agreement or any other employment or other agreement between the Company and the Executive (other than the existing and outstanding stock options referred to above and any benefits which have accrued but are not yet payable under a Company sponsored pension, welfare or fringe benefit plan in which the Executive is an eligible participant or beneficiary) ("Former Payment Obligation"); and the Executive hereby releases and discharges the Company and its legal representatives, successors and assigns from all such Former Payment Obligation. No statement, representation, warranty or covenant has been made by either party with respect to the subject matter hereof except as expressly set forth herein.

     7.6 Assignment. Except as otherwise provided in Section 7.4, neither this Agreement nor any rights or obligations hereunder shall be assignable by either party hereto without the prior written consent of the other party.

     7.7 Obligation of the Company's Successors. Any successor to substantially all of the Company's assets and business, whether by merger, consolidation, purchase of assets or otherwise, shall succeed to the rights and obligations of the Company hereunder. The Company will require any such successor, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

     7.8 Notices. All notices, requests, demands and other communications to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by registered or certified mail, return receipt requested, postage prepaid, as follows:

                           If to the Company, to:
                                         Synaptic Pharmaceutical Corporation
                                         215 College Road
                                         Paramus, New Jersey 07652
                                         Attention: Company Secretary
                           with a copy to:
                                         Robert Murray, Esq.
                                         Baker Botts L.L.P.
                                         599 Lexington Avenue
                                         New York, NY 10022-6030
                                         Stephen W. Skonieczny, Esq.
                                         Dechert
                                         30 Rockefeller Plaza
                                         New York, NY 10112

                           If  to the Executive, to:
                                         Dr. Kathleen P. Mullinix
                                         170 East 87th Street
                                         Apt. W-15-D
                                         New York, NY 10128
                           with a copy to:
                                         Robert W. Forman, Esq.
                                         Shapiro Forman Allen & Miller L.L.P.
                                         380 Madison Avenue
                                         New York, NY 10017

or such other address as either party hereto shall have designated by notice in writing to the other party.

     7.9 Amendments. This Agreement may be amended, supplemented or otherwise modified at any time, but only by an instrument in writing signed by the parties hereto.

     7.10 Governing Law. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of New Jersey without regard to the principles of conflict of law thereof.

     7.11 Severability. In case any provision hereof shall, for any reason, be held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision had not been included herein. If any provision hereof shall, for any reason, be held by a court to be excessively broad as to duration, geographical scope, activity or subject matter, it shall be construed by limiting and reducing it to make it enforceable to the extent compatible with applicable law as then in effect.

     7.12 Equitable Relief. Articles 4, 5, 6 and 7 shall be enforceable notwithstanding any right or remedy that the Company may have under any other provision of this Agreement or otherwise. The parties agree that the remedy at law for any breach of any such section will be inadequate and the Company, in addition to all other remedies, shall be entitled to a preliminary injunction to restrain such breach prior to the trial of any issue and to temporary and permanent injunction relief without the necessity of proving damages or posting any bond.

     7.13 Non-Disparagement. Unless otherwise required by a court of competent jurisdiction or pursuant to any recognized subpoena power or as is reasonably necessary in connection with any adversarial process between the Executive and the Company, the Executive agrees and promises that she will not make any oral or written statements or reveal any information to any person, company, or agency which is, or may reasonably be construed to be, negative, disparaging or damaging to the reputation or business of the Company, its subsidiaries, directors, employees, officers or affiliates, or which would interfere in any way with the business relations between the Company or any of its subsidiaries or affiliates and any of their customers or potential customers, or their respective employees, or any vendors, suppliers, joint venture partners, collaborators, or any governmental agency or authority, or any of their respective employees. Unless otherwise required by law, regulation or a court of competent jurisdiction or pursuant to any recognized subpoena power or as is reasonably necessary in connection with any adversarial process between the Executive and the Company, the Company agrees and promises that it will not make any oral or written statements or reveal any information to any person, company, or agency which may be construed to be negative, disparaging or damaging to the reputation of the Executive.

     7.14 Survival. The terms and provisions of this Agreement shall survive the termination of the Executive's employment, the termination or expiration of the Term or the termination of this Agreement for the periods of time indicated therein or indefinitely if no period is indicated.

     7.15 Indemnification. The Company agrees that if the Executive is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that the Executive is or was a director or officer of the Company and/or any Affiliate or is or was serving at the request of the Company and/or any Affiliate as a director, officer, member, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including, without limitation, service with respect to employee benefit plans, whether or not the basis of such Proceeding is alleged action in an official capacity as a director, officer, member, employee or agent while serving as a director, officer, member, employee or agent, the Executive shall be indemnified and held harmless by the Company to the fullest extent authorized by Delaware law, as the same exists or may hereafter be amended, against all Expenses incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if the Executive has ceased to be an officer, director or agent, or is no longer employed by the Company and shall inure to the benefit of her heirs, executors and administrators. In addition, expenses (including reasonable attorneys' fees) incurred by the Executive in defending a Proceeding shall be paid by the Company upon receipt of a written undertaking by the Executive to repay such amount to the Company immediately upon the determination that the Executive is not entitled to be indemnified by the Company hereunder.

     7.16  Effectiveness.   This  Agreement  shall  become  effective  upon  its
ratification and approval by the Board after this Agreement is executed by both the Executive and the Company.

     IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the date first above written.


                             SYNAPTIC PHARMACEUTICAL CORPORATION

                             By:
                                ------------------------------------------




                             THE EXECUTIVE

                             By: /s/ Kathleen P. Mullinix
                                ------------------------------------------
                              Kathleen P. Mullinix